UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 20, 2007

TAMM OIL AND GAS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-137174
(Commission File Number)

98-0377767
(IRS Employer Identification No.)

Suite 460, 734 - 7 Ave SW, Calgary, AB, Canada T2P 3P8
(Address of principal executive offices and Zip Code)

403-975-9399
(Registrant's telephone number, including area code)

Hola Communications, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities

On December 20, 2007, we closed the second tranche of a private placement consisting of 400,000 units of our securities (the “Units”) at a price of US $1.25 per Unit for aggregate proceeds of $500,000. Each Unit consists of one common share (a “Share”) and one share purchase warrant (a “Warrant”). Each Warrant shall be exercisable into one common share (a “Warrant Share”) at a price of US $1.75 per Warrant Share until December 20, 2009.

We issued the Units to a subscriber based on their representation that they are not a U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

10.1	Form of subscription agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMM OIL AND GAS CORP.

/s/ Sean Dickenson

Sean Dickenson
President, Chief Executive Officer and Director

Date: December 20, 2007